Exhibit 99.1

PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
www.pwc.com
February 6, 2007
Ms. Judy A. Ethell
Chief Financial Officer
BearingPoint, Inc.
1676 International Drive
McLean, VA 22102
Dear Judy:
This is to confirm that the client-auditor relationship between BearingPoint, Inc. (Commission File Number 001-31451) and PricewaterhouseCoopers LLP will cease upon completion of services related to the audit of the December 31, 2006 annual financial statements and related 2006 quarterly reviews. In addition, the client-auditor relationship between BearingPoint, Inc. 401(k) Plan (Commission File Number 333-55380) and PricewaterhouseCoopers LLP will cease upon completion of services related to the audit of the December 31, 2006 Plan financial statements.

Very truly yours,

PricewaterhouseCoopers LLP

cc:	Office of the Chief Accountant PCAOB Letter Files Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549-7561